UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2005
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634	52-1287752
(Commission	(IRS Employer
File Number)	Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Employment Agreement with Shelley Harrison
     On April 6, 2006, SafeNet, Inc. (“SafeNet” or the “Company”) and Shelley A. Harrison, a director of SafeNet, entered into a new employment agreement, effective January 1, 2006, which provides for Dr. Harrison’s role and compensation as Chief Corporate Development Officer of SafeNet. In this role, Dr. Harrison manages the Company’s mergers and acquisitions activities. Dr. Harrison is compensated at a rate of $250,000 per year, plus incentive compensation of up to 0.3% of prior twelve-month revenues of acquired companies, which may vary according to attainment of integration objectives. This incentive compensation is capped at $500,000 per year.
     If the Company terminates Dr. Harrison’s employment without “cause” or if Dr. Harrison terminates for “good reason,” each as defined in the agreement, he is entitled to salary and target incentive compensation accrued through the termination date plus the lesser of (i) $250,000 or (ii) the balance of his compensation under the contract to the end of the agreement computed using the latest applicable salary rate.
     In the event Dr. Harrison’s employment with the Company is terminated either by the Company without cause or by Dr. Harrison for good reason, within one year following the occurrence of a change in control, he is entitled to receive, in lieu of the severance payment otherwise payable, his annual salary multiplied by three, and all of his stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. Also, if Dr. Harrison is subject to an excise tax under Section 4999 the Internal Revenue Code of 1986, as amended, with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in control, he will be entitled to receive an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.
     The description in this Item 1.01 of the employment agreement with Dr. Harrison is qualified in its entirety by reference to the employment agreement, which is filed as Exhibit 99.1 to this Form 8-K.
Employment Agreement with Chris Fedde
     On June 30, 2005, the Company and Chris Fedde, Senior Vice President and General Manager of the Company’s Enterprise Security Division, entered into an employment agreement for a term of three years. Pursuant to the terms of the agreement, Mr. Fedde receives an annual salary of $250,000 adjusted annually based on a review by the Company’s President. Mr. Fedde is also entitled to incentive compensation targeted at no less than 80% of annual salary if certain business objectives as identified by the Company’s President are achieved.
     If the Company terminates Mr. Fedde’s employment without “cause” or if Mr. Fedde terminates for “good reason,” each as defined in the agreement, he is entitled to salary and target incentive compensation accrued through the termination date plus the lesser of (i) $250,000 or (ii) the balance of his compensation under the contract to the end of the agreement computed using the latest applicable salary rate.
     In the event Mr. Fedde’s employment with the Company is terminated either by the Company without cause or by Mr. Fedde for good reason, within one year following the occurrence of a change in control, he is entitled to receive, in lieu of the severance payment otherwise payable, his annual salary multiplied by three, his then current target incentive compensation multiplied by three, and all of his stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. Also, if Mr. Fedde is subject to an excise tax under Section 4999 the Internal Revenue Code of 1986, as amended, with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in control, he will be entitled to receive an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.
     The description in this Item 1.01 of the employment agreement with Mr. Fedde is qualified in its entirety by reference to the employment agreement, which is filed as Exhibit 99.2 to this Form 8-K (by incorporation by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005).
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired
     Not applicable.
(b)	Pro Forma Financial Information
     Not applicable.
(c)	Exhibits
99.1	Employment Agreement between SafeNet, Inc. and Shelley A. Harrison

99.2	Employment Agreement between SafeNet, Inc. and Chris Fedde (incorporated by reference to Exhibit 10T to the Annual Report on Form 10-K of SafeNet, Inc. for the year ended December 31, 2005)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2006	SAFENET, INC.

	By:	/s/ Anthony A. Caputo

Anthony A. Caputo, Chairman and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SAFENET, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Employment Agreement between SafeNet, Inc. and Shelley A. Harrison

99.2	Employment Agreement between SafeNet, Inc. and Chris Fedde (incorporated by reference to Exhibit 10T to the Annual Report on Form 10-K of SafeNet, Inc. for the year ended December 31, 2005)

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